As filed with the Securities and Exchange Commission on June 30, 2010

Registration No. 333-64786

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

(POST-EFFECTIVE AMENDMENT NO. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	7822	84-1084061
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7007 Winchester Circle
Suite 200, Boulder, CO 80301
(303) 444-0900

(Address, including sip code, and telephone number, including area code of registrant’s principal executive offices)

Marc Callipari, Esq.
General Counsel
New Frontier Media, Inc.
7007 Winchester Circle
Suite 200, Boulder, CO 80301
(303) 444-0900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Scott A. Berdan, Esq.

Holland & Hart LLP
One Boulder Plaza
1800 Broadway, Suite 300
Boulder, Colorado 80302
(303) 473-2700

Approximate date of commencement of proposed sale to the public: Not applicable, as this Form S-3/A (Post-Effective Amendment No. 2) will deregister the securities previously registered and that remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Form S-3/A (Post-Effective Amendment No. 2) relates to the Registration Statement on Form S-3, as amended (File No. 333-64786), of New Frontier Media, Inc., a Colorado corporation, pertaining to 1,686,306 of the registrant’s shares of common stock, which was filed with the Securities and Exchange Commission on or about August 7, 2001.  The registration statement was filed to register the common stock for resale by the selling stockholders named therein pursuant to registration rights granted to them by the registrant under registration rights agreements.  The registrant hereby deregisters all of the common stock previously registered for resale under the registration statement but that remain unsold, if any, because such shares of common stock registered under the registration statement are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on June 29, 2010.

NEW FRONTIER MEDIA, INC.

By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following officers and directors of New Frontier Media, Inc., the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Weiner	Chief Executive Officer, Secretary and Chairman of the Board	June 29, 2010
Michael Weiner	(Principal Executive Officer)

/s/ Grant Williams	Chief Financial Officer	June 29, 2010
Grant Williams	(Principal Financial Officer and Principal Accounting Officer)

/s/ Melissa Hubbard	Director	June 29, 2010
Melissa Hubbard

/s/ Alan Isaacman	Director	June 29, 2010
Alan Isaacman

/s/ David Nicholas	Director	June 29, 2010
David Nicholas

/s/ Hiram J. Woo	Director	June 29, 2010
Hiram J. Woo

/s/ Walter Timoshenko	Director	June 29, 2010
Walter Timoshenko